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                                                                     EXHIBIT 5.1

Writer's Direct Dial: (212) 225-2380
E-Mail: lsilverman@cgsh.com

                                                               September 2, 2003

GlaxoSmithKline Capital Inc.
1105 North Market Street
Suite 1300, New Castle County
Wilmington, Delaware 19801

GlaxoSmithKline Capital plc
980 Great West Road, Brentford
Middlesex TW8 9GS, England

GlaxoSmithKline plc
980 Great West Road, Brentford
Middlesex TW8 9GS, England

Ladies and Gentlemen:

                  We have acted as special United States counsel for GlaxoSmithKline Capital Inc., a Delaware corporation ("GSK Capital Inc."), GlaxoSmithKline Capital plc, a public limited company incorporated in England and Wales ("GSK Capital plc"), and GlaxoSmithKline plc, a public limited company incorporated in England and Wales (the "Guarantor"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form F-3 (the "Registration Statement") relating to the offering from time to time, together or separately and in one or more series, of (i) guaranteed debt securities of GSK Capital Inc. and GSK Capital plc, as the case may be (the "Debt Securities"), and (ii) guarantees of the Guarantor in respect of the Debt Securities (the "Guarantees"). The securities being registered under the Registration Statement will have an aggregate initial offering price of up to U.S.$5,000,000,000, or the equivalent thereof in one or more other currencies, and will be

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offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

                  The Debt Securities of GSK Capital Inc. and the related Guarantees are to be issued under an indenture (the "GSK Capital Inc. Indenture") to be entered into among GSK Capital Inc., the Guarantor and Citibank, N.A., as trustee (the "Trustee"). The Debt Securities of GSK Capital plc and the related Guarantees are to be issued under an indenture (the "GSK Capital plc Indenture" and, together with the GSK Capital Inc. Indenture, the "Indentures") to be entered into among GSK Capital plc, the Guarantor and the Trustee.

                  We have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

                  Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

                  1. The execution and delivery of the GSK Capital Inc. Indenture have been duly authorized by all necessary corporate action of GSK Capital Inc.


                  2. When the Indentures have been duly executed and delivered by the parties thereto under the law of the State of New York and the Debt Securities, in the forms filed as Exhibits 4.3 and 4.4 to the Registration Statement, have been duly authorized by GSK Capital Inc. and GSK Capital plc, as the case may be, and duly executed and authenticated in accordance with the relevant Indenture and duly delivered to and paid for by the purchasers thereof pursuant to a sale in the manner described in the Registration Statement:


                  (a) The Debt Securities of GSK Capital Inc. will be valid, binding and enforceable obligations of GSK Capital Inc., entitled to the benefits of the GSK Capital Inc. Indenture.

                  (b) The Debt Securities of GSK Capital plc will be valid, binding and enforceable obligations of GSK Capital plc, entitled to the benefits of the GSK Capital plc Indenture.

                  (c) The Guarantees will be valid, binding and enforceable obligations of the Guarantor, entitled to the benefits of the Indentures.

                  Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of GSK Capital Inc., GSK Capital plc or the Guarantor, (a) we have assumed that GSK Capital Inc., GSK Capital plc, the Guarantor and each

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other party to such agreement or obligation has satisfied or, prior to the issuance of the Debt Securities and the Guarantees, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to GSK Capital Inc., GSK Capital plc or the Guarantor regarding matters of the federal law of the United States of America or the law of the State of New York and, solely with respect to GSK Capital Inc., the General Corporation Law of the State of Delaware), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors' rights.

                  In rendering the opinions expressed above, we have further assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities and the Guarantees are offered or issued as contemplated by the Registration Statement,
(iii) the terms of the Debt Securities and the Guarantees will conform to the forms thereof, and the terms of the Debt Securities and the Guarantees will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon GSK Capital Inc., GSK Capital plc or the Guarantor, as applicable, or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over GSK Capital Inc., GSK Capital plc or the Guarantor, as applicable, (iv) the Debt Securities and the Guarantees will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (v) GSK Capital Inc., GSK Capital plc and the Guarantor, as the case may be, will authorize the offering and issuance of the Debt Securities and the Guarantees and will authorize, approve and establish the final terms and conditions thereof and will take any other appropriate additional corporate action and (vi) certificates, if required, representing the Debt Securities (including the Guarantees endorsed thereon) will be duly executed and delivered and, to the extent required by the applicable Indenture, duly authenticated and countersigned.

                  We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Debt Securities or the Guarantees where jurisdiction based on diversity of citizenship under 28 U.S.C. Section 1332 does not exist.

                  The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Law).

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                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Securities" in the prospectus included in the Registration Statement and in any prospectus supplement related thereto. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations of the Commission issued thereunder.



                  We also hereby consent to the filing of this opinion by incorporation by reference to it as an exhibit to any registration statement filed pursuant to Rule 462(b) under the Securities Act. Any references herein to the Registration Statement shall be deemed for that purpose to be the registration statement filed under Rule 462(b).


                                     Very truly yours,

                                     CLEARY, GOTTLIEB, STEEN & HAMILTON

                                     By  /s/ Leslie N. Silverman
                                         ------------------------------------
                                         Leslie N. Silverman, a Partner